                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): August 14, 2000 (August 14,
                                     2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                    001-14195                65-0723837
     (State or Other        (Commission File Number)        (IRS Employer
     Jurisdiction of                                     Identification No.)
     Incorporation)

                             116 Huntington Avenue
                          Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  The attached presents American Tower Corporation's (the Company) unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 and unaudited proforma condensed consolidated statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 and notes thereto.

  The term pro forma transactions, as used in the Company's pro forma condensed consolidated financial statements and notes thereto, is defined as certain of the Company's major acquisitions and financings and includes the following: the OmniAmerica merger, the Telecom merger, the UNIsite merger, the ICG transaction, the AirTouch transaction, the AT&T transaction, the Company's public offering of common stock and private placement of common stock in February 1999 (February offerings), the Company's notes placement in October 1999 (October notes placement), the Company's notes placement in February 2000 (February 2000 notes placement) and the Company's public offering of common stock in June 2000 (June 2000 offering). The pro forma financial statements do not reflect all of the Company's consummated or pending acquisitions. The adjustments assume that all pro forma transactions were consummated on January 1, 1999, in the case of the unaudited pro forma condensed consolidated statements of operations. The adjustments assume that the then pending pro forma transactions were consummated as of June 30, 2000 in the case of the unaudited pro forma condensed consolidated balance sheet. These pro forma financial statements should be read in conjunction with the 1999 Annual Report on Form 10-K, quarterly report on Form 10-Q dated August 14, 2000 and reports on Form 8-K dated September 17, 1999 and March 30, 2000. Although the AirTouch transaction and the AT&T transaction do not involve the acquisition of a business, we have provided pro forma information related to these transactions as we believe such information is material.

  The pro forma condensed consolidated financial statements may not reflect the Company's financial condition or our results of operations had these events actually occurred on the dates specified. They may also not reflect the Company's future financial condition or results of operations.

                                                                   Page Number
                                                                   -----------
  (b) Pro forma Financial Information

   Unaudited Pro forma Condensed Consolidated Balance Sheet as of
   June 30, 2000 and Notes Thereto                                      3

   Unaudited Pro forma Condensed Consolidated Statement of
   Operations for the Six Months Ended June 30, 2000 and Notes
   Thereto                                                              5

   Unaudited Pro Forma Condensed Consolidated Statement of
   Operations for the Year Ended December 31, 1999 and Notes
   Thereto                                                              7

                           AMERICAN TOWER CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 2000
                                 (in thousands)

                                                     Adjustments
                                                    for Pro Forma   Pro Forma
                                        Historical Transactions(a) as adjusted
                                        ---------- --------------- -----------
                ASSETS
Cash and cash equivalents.............. $  518,758                 $  518,758
Accounts receivable, net...............    129,310                    129,310
Other current assets...................     92,033                     92,033
Notes receivable.......................    116,021                    116,021
Property and equipment, net............  1,774,076                  1,774,076
Unallocated purchase price.............               $135,339        135,339
Intangible assets, net.................  2,208,288                  2,208,288
Deferred tax asset.....................    140,360                    140,360
Deposits and other assets..............    109,498     (27,407)        82,091
                                        ----------    --------     ----------
  Total................................ $5,088,344    $107,932     $5,196,276
                                        ==========    ========     ==========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, excluding current
 portion of long-term debt............. $  199,568                 $  199,568
Other long-term liabilities............      8,172                      8,172
Long-term debt, including current por-
 tion, but excluding
 convertible notes.....................  1,098,341    $107,932      1,206,273
Convertible notes, net of discount.....    916,929                    916,929
Minority interest......................     17,261                     17,261
Stockholders' equity...................  2,848,073                  2,848,073
                                        ----------    --------     ----------
  Total................................ $5,088,344    $107,932     $5,196,276
                                        ==========    ========     ==========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         NOTES TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

We have prepared the unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 to give effect, as of such date, to the remaining portion of the AirTouch and AT&T transactions, the only pro forma transactions not completed by that date. We will account for the remaining portions of the AirTouch and AT&T transactions under the purchase method of accounting.

(a) The following table sets forth the pro forma balance sheet adjustments as of June 30, 2000 (in thousands):

                                                                     Total
                                                                  Adjustments
                                                                      for
                                           AirTouch      AT&T      Pro Forma
                                          Transaction Transaction Transactions
                                          ----------- ----------- ------------
                 ASSETS
Unallocated purchase price(1)............  $133,333     $ 2,006     $135,339
Deposits and other assets................   (27,407)                 (27,407)
                                           --------     -------     --------
  Total..................................  $105,926     $ 2,006     $107,932
                                           ========     =======     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt, including current
 portion.................................  $105,926     $ 2,006     $107,932
                                           --------     -------     --------
  Total..................................  $105,926     $ 2,006     $107,932
                                           ========     =======     ========

The following table sets forth the remaining purchase prices and related pro forma financing for the AirTouch and AT&T transactions (in millions).

                                                       Purchase Price Borrowings
                                                       -------------- ----------
AirTouch transaction..................................     $133.3(2)   $ 105.9
AT&T transaction......................................        2.0(3)       2.0

--------
(1) Upon completion of our evaluation of the purchase price allocations, we expect that the average life of the assets should approximate 15 years.

(2) As of June 30, 2000 the Company has closed on 1,600 of the 2,100 towers included in the AirTouch lease agreement, paid $609.5 million in cash, and issued warrants to purchase 3.0 million shares of Class A common stock at a price of $22.00 per share. The warrants, which have been valued at approximately $42.0 million, vest based on the percentage of towers closed to total towers in the lease agreement (2,100). It is estimated that the Company will pay total consideration of approximately $133.3 million to close on an additional 350 towers through October 2000. The Company does not expect to close on approximately 150 towers included in the original agreement.

(3) As of June 30, 2000 the Company has closed on 1,910 of the 1,942 towers included in the AT&T purchase agreement and paid $258.0 million in cash. It is estimated that the Company will pay approximately $2.0 million to close on the remaining towers.

                           AMERICAN TOWER CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 2000
                     (in thousands, except per share data)

                                                   Adjustments for
                                                      Pro Forma    Pro Forma,
                                       Historical  Transactions(a) as adjusted
                                       ----------  --------------- -----------
Operating revenues.................... $ 282,564      $ 12,654      $ 295,218
Operating expenses excluding
 depreciation and amortization,
 development and corporate general and
 administrative expenses..............   199,367         6,166        205,533
Depreciation and amortization.........   122,291        15,846        138,137
Development expense...................     5,184                        5,184
Corporate general and administrative
 expense..............................     6,515                        6,515
                                       ---------      --------      ---------
Loss from operations..................   (50,793)       (9,358)       (60,151)
Other (income) expense:
  Interest expense....................    70,587       (12,051)        58,536
  Interest income and other, net......    (6,437)                      (6,437)
  Interest income-TV Azteca, net of
   interest expense of $457 (related
   party).............................    (5,463)                      (5,463)
  Note conversion expense.............    16,968                       16,968
  Minority interest in net earnings of
   subsidiaries.......................        58                           58
                                       ---------      --------      ---------
Total other (income) expense..........    75,713       (12,051)        63,662
                                       ---------      --------      ---------
(Loss) income before income taxes and
 extraordinary losses.................  (126,506)        2,693       (123,813)
Benefit (provision) for income
 taxes(b).............................    30,214          (643)        29,571
                                       ---------      --------      ---------
(Loss) income before extraordinary
 losses............................... $ (96,292)     $  2,050      $ (94,242)
                                       =========      ========      =========
Basic and diluted loss per common
 share before extraordinary losses.... $   (0.60)        N/A        $   (0.55)
                                       =========      ========      =========
Basic and diluted common shares
 outstanding(c).......................   158,768        12,225        170,993
                                       =========      ========      =========



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2000 gives effect to the pro forma transactions as if each of them had occurred on January 1, 2000. We have not adjusted the pro forma condensed consolidated statement of operations to reflect exchanges of our convertible notes for shares of our Class A common stock in May and June 2000.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to record a decrease in net interest expense of $12.0 million for the six months ended June 30, 2000 as a result of the decrease in debt after giving effect to the proceeds of the February 2000 notes placement and the June 2000 offering. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. Amortization of issuance costs are included within interest expense.

We have also adjusted the results of operations to record depreciation and amortization expense of $15.8 million for the six months ended June 30, 2000 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

The table below sets forth the detail for the pro forma transactions for the six months ended June 30, 2000 (in thousands). The UNIsite operations for the 12 day period ended January 12, 2000 (acquisition closed January 13, 2000) have been excluded from the six month period ended June 30, 2000 pro forma statement of operations due to immateriality.

                                                                                              Total
                                                                                           Adjustments
                                                      February 2000                          for Pro
                          AirTouch         AT&T           Notes     June 2000   Pro Forma     Forma
                         Transaction    Transaction     Placement   Offering   Adjustments Transactions
                         -----------    -----------   ------------- ---------  ----------- ------------
Operating revenues......  $ 10,625 (d)    $ 2,029 (e)                                        $ 12,654
Operating expenses
 excluding depreciation
 and amortization and
 corporate general and
 administrative
 expense................     4,041 (f)      2,125 (f)                                           6,166
Depreciation and
 amortization...........                                                        $ 15,846       15,846
                          --------        -------                               --------     --------
Income (loss) from
 operations.............     6,584            (96)                               (15,846)      (9,358)
Other (income) expense:
 Interest expense, net..                                 $(1,439)   $(23,675)     13,063      (12,051)
                          --------        -------        -------    --------    --------     --------
Income (loss) before
 income taxes and
 extraordinary losses...  $  6,584        $   (96)       $ 1,439    $ 23,675    $(28,909)    $  2,693
                          ========        =======        =======    ========    ========     ========

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes adjustment for the 12.5 million shares of Class A common stock issued pursuant to the June 2000 offering.

(d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement (assumes the leasing of 1,950 towers). Approximately $3.5 million of annual existing third-party lease revenues has not been included.

(e) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements (assumes the acquisition of 1,940 towers). Approximately $7.6 million of annual existing third-party lease revenues has not been included.

(f) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate presented.

                           AMERICAN TOWER CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999
                     (in thousands, except per share data)

                                                    Adjustments for
                                                       Pro Forma    Pro Forma,
                                         Historical Transactions(a) as Adjusted
                                         ---------- --------------- -----------
Operating revenues.....................   $258,081     $ 114,459     $ 372,540
Operating expenses excluding
 depreciation and amortization,
 development and corporate general and
 administrative expenses...............    155,857        78,009       233,866
Depreciation and amortization..........    132,539       103,891       236,430
Development expense....................      1,607                       1,607
Corporate general and administrative
 expense...............................      9,136         2,800        11,936
                                          --------     ---------     ---------
Loss from operations...................    (41,058)      (70,241)     (111,299)
Other (income) expense:
  Interest expense.....................     27,492        35,713        63,205
  Interest income and other, net.......    (19,551)                    (19,551)
  Minority interest in net losses of
   subsidiaries........................        142                         142
                                          --------     ---------     ---------
Total other expense....................      8,083        35,713        43,796
                                          --------     ---------     ---------
Loss before income taxes and extraordi-
 nary loss.............................    (49,141)     (105,954)     (155,095)
(Provision) benefit for income
 taxes(b)..............................       (214)       41,780        41,566
                                          --------     ---------     ---------
Loss before extraordinary loss.........   $(49,355)    $ (64,174)    $(113,529)
                                          ========     =========     =========
Basic and diluted loss per common share
 before extraordinary loss.............   $  (0.33)          N/A     $   (0.68)
                                          ========     =========     =========
Basic and diluted common shares
 outstanding(c)........................    149,749        18,173       167,922
                                          ========     =========     =========



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 gives effect to the pro forma transactions as if each of them had occurred on January 1, 1999. We have not adjusted the pro forma condensed consolidated statement of operations to reflect exchanges of our convertible notes for shares of our Class A common stock in May and June 2000.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to: (1) reverse historical interest expense associated with the companies or assets included in the pro forma transactions; and (2) record an increase in net interest expense of $35.7 million for the year ended December 31, 1999 as a result of the increased debt after giving effect to the proceeds of the February offerings, the October notes placement, the February 2000 notes placement and the June 2000 offering. Debt discount is being amortized using the effective interest method. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. Amortization of debt discount and issuance costs are included within interest expense.

We have also adjusted the results of operations to reverse historical depreciation and amortization expense of $18.8 million for the year ended December 31, 1999 and recorded depreciation and amortization expense of $103.9 million for the year ended December 31, 1999 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

We have not carried forward certain corporate general and administrative expenses of the prior owners into the pro forma condensed consolidated financial statements. These costs represent duplicative facilities and compensation to owners and/or executives we did not retain, including charges related to the accelerated vesting of stock options and bonuses that were directly attributable to the purchase transactions. Because we already maintain our own separate corporate headquarters, which provides services substantially similar to those represented by these costs, we do not expect them to recur following the acquisition. After giving effect to an estimated $2.8 million of incremental costs, we believe that we have existing management capacity sufficient to provide the services without incurring additional incremental costs.

                          NOTES TO UNAUDITED PRO FORMA

The following table sets forth the detail for the pro forma transactions for the year ended December 31, 1999 (in thousands).

                                                                                                   October  February 2000
                  OmniAmerica TeleCom   February  UNIsite       ICG      AirTouch       AT&T        Notes       Notes
                    Merger     Merger   Offerings  Merger   Transaction Transaction  Transaction  Placement   Placement
                  ----------- --------  --------- --------  ----------- -----------  -----------  --------- -------------
Operating
 revenues........   $12,246   $  2,029            $  8,018    $41,756     $47,371(d)   $ 3,039(e)
Operating
 expenses
 excluding
 depreciation and
 amortization,
 and corporate
 general and
 administrative
 expense.........    12,257        549               7,234     32,256      18,018(f)     7,695(f)
Depreciation and
 amortization....     2,372      1,201               4,539     10,719
Corporate
 general and
 administrative
 expense.........     2,882     10,173               8,580        321
                    -------   --------            --------    -------     -------      -------
(Loss) income
 from
 operations......    (5,265)    (9,894)            (12,335)    (1,540)     29,353       (4,656)
Other (income)
 expense:
 Interest
  expense, net...       746        521   $(1,499)    8,078        802                              $(5,616)   $ (11,415)
 Interest
  income.........       (14)                        (1,021)
 Other, net......       816       (106)             (4,026)        22
                    -------   --------   -------  --------    -------     -------      -------     -------    ---------
(Loss) income
 before income
 taxes and
 extraordinary
 loss............   $(6,813)  $(10,309)  $ 1,499  $(15,366)   $(2,364)    $29,353      $(4,656)    $ 5,616    $  11,415
                    =======   ========   =======  ========    =======     =======      =======     =======    =========
                                            Total
                                         Adjustments
                                           for Pro
                  June 2000   Pro Forma     Forma
                  Offering   Adjustments Transactions
                  ---------- ----------- ------------
Operating
 revenues........                         $ 114,459
Operating
 expenses
 excluding
 depreciation and
 amortization,
 and corporate
 general and
 administrative
 expense.........                            78,009
Depreciation and
 amortization....             $  85,060     103,891
Corporate
 general and
 administrative
 expense.........               (19,156)      2,800
                             ----------- ------------
(Loss) income
 from
 operations......               (65,904)    (70,241)
Other (income)
 expense:
 Interest
  expense, net... $(41,085)      85,181      35,713
 Interest
  income.........                 1,035
 Other, net......                 3,294
                  ---------- ----------- ------------
(Loss) income
 before income
 taxes and
 extraordinary
 loss............ $ 41,085    $(155,414)  $(105,954)
                  ========== =========== ============

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes shares of Class A common stock issued pursuant to: the OmniAmerica merger--16.8 million, the TeleCom merger--3.9 million, the February 1999 offerings--26.2 million and the June 2000 offering--12.5 million.

(d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement (assumes the leasing of 1,950 towers). Approximately $3.5 million of annual existing third-party lease revenues has not been included.

(e) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements (assumes the acquisition of 1,940 towers). Approximately
$7.6 million of annual existing third-party lease revenues has not been included.

(f) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate presented.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TOWER CORPORATION
                                          (Registrant)

                                          By:   /s/ Justin D. Benincasa
                                             ---------------------------------
                                          Name: Justin D. Benincasa
                                          Title: Vice President and Corporate
                                           Controller

Date: August 14, 2000
  -------------------------